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                                                                    Exhibit 99.1


                     [LETTERHEAD OF HEWLETT-PACKARD COMPANY]

                                                                [HP INVENT LOGO]


Editorial Contacts:

Rebeca Robboy, HP
+1 650 857 2064
rebeca_robboy@hp.com

                        HP ANNOUNCES CERTIFIED VOTE TALLY
                            ON COMPAQ MERGER PROPOSAL

                       NEW HP EXPECTED TO LAUNCH ON MAY 7

PALO ALTO, Calif., May 1, 2002 -- Hewlett-Packard Company (NYSE:HWP) today announced that the independent Inspectors of Election, representatives of IVS Associates, Inc., have issued their final Inspectors of Election report with respect to the special meeting of shareowners held on March 19, 2002.

According to the report, there were 838,401,376 shares of HP common stock voted for the proposal to approve the issuance of shares of HP common stock in connection with the merger transaction with Compaq Computer Corporation (NYSE:CPQ), 793,094,105 shares voted against the proposal and 13,950,651 shares abstained. Based on this report, HP confirms that the proposal has passed in accordance with New York Stock Exchange requirements.

HP expects to close the deal on May 3, 2002. The launch of the new HP will take place on May 7, 2002.

ABOUT HP

HP is a leading global provider of computing and imaging solutions and services focused on making technology and its benefits accessible to all. HP had total revenue of $45.2 billion in its 2001 fiscal year. Information about HP and its products can be found on the World Wide Web at http://www.hp.com.

                                      # # #

This document contains forward-looking statements that involve risks, uncertainties and assumptions. If any of these risks or uncertainties materializes or any of these assumptions proves incorrect, the results of HP and its consolidated subsidiaries could differ materially from those expressed or implied by such forward-looking statements.

All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including predictions regarding the occurrence and timing of the closing of the merger and launch of the combined company, and statements of assumptions underlying the foregoing.

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The risks, uncertainties and assumptions referred to above include the possibility that the merger or other planned acquisitions may not close or that HP, Compaq or other parties to planned acquisitions may not complete pre-closing preparations by the expected time and other risks that are described from time to time in HP's Securities and Exchange Commission reports, including but not limited to HP's quarterly report on Form 10-Q, as filed on March 12, 2002, for the quarter ended January 31, 2002, and subsequently filed reports.

HP assumes no obligation and does not intend to update these forward-looking statements.

ADDITIONAL INFORMATION ABOUT THE MERGER AND WHERE TO FIND IT

On February 5, 2002, HP filed a registration statement with the SEC containing a definitive joint proxy statement/prospectus regarding the merger. Investors and security holders of HP and Compaq are urged to read the definitive joint proxy statement/prospectus filed with the SEC on February 5, 2002 and any other relevant materials filed by HP or Compaq with the SEC because they contain, or will contain, important information about HP, Compaq and the merger. The definitive joint proxy statement/prospectus and other relevant materials (when they become available), and any other documents filed by HP or Compaq with the SEC, may be obtained free of charge at the SEC's Web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by HP by contacting HP Investor Relations, 3000 Hanover Street, Palo Alto, California 94304, 650-857-1501. Investors and security holders may obtain free copies of the documents filed with the SEC by Compaq by contacting Compaq Investor Relations, P.O. Box 692000, Houston, Texas 77269-2000, 800-433-2391.

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